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                                                                 Exhibit 3(i)(c)

8303180111                                                              FILED
                           CERTIFICATE OF AMENDMENT                 10:00 am
                                      OF                         NOV 14, 1983
                         CERTIFICATE OF INCORPORATION      Secretary of State


          PARK BROADCASTING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES

HEREBY CERTIFY:

          FIRST:  That at a meeting of the Board of Directors of PARK

BROADCASTING, INC., held on September 15, 1983, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the "Fourth" Article thereof so that, as amended, said Article shall be and read follows:

          "Fourth: The total authorized capital stock of the Corporation shall be thirty thousand (30,000) shares, consisting of 30,000 shares of Common Stock, par value $100 per share."

          SECOND:  That in lieu of a meeting and a vote of, shareholders, the shareholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of

Delaware, and said written consent was filed with the corporation.

          THIRD:  That said amendment was duly adopted in accordance with the provisions of sections 228 and 242 of the General Corporation Law of the State

of Delaware.


          IN WITNESS WHEREOF, said PARK BROADCASTING, INC. has caused this certificate to be signed by Roy H. Park, its president, and attested by Wright

M. Thomas, its assistant secretary, this 15th day of September 1983.

                                    PARK BROADCASTING, INC.


                                    --------------------------------
ATTEST:                             Roy H. Park, President


- -------------------------------
Wright M. Thomas, Asst. Sec.